UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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The Cheesecake Factory Incorporated
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 8, 2009

Dear Staff Members and Owners of Restricted Stock,

In the past, you were granted shares of restricted stock in The Cheesecake Factory Incorporated as part of your compensation and that makes you a Shareholder of our Company.  While your shares are restricted (meaning that you do not have the right to sell these shares until they vest), YOU DO have the right to vote at our Annual Shareholders’ Meeting.  Within the past two weeks you should have received a package containing an annual report, a proxy statement and a proxy card.  For those of you who have opted to receive materials electronically, you should have received an email from the Company.

For those of you who are unfamiliar with the Shareholder voting process—here’s a little bit of background.  Every year, publicly traded companies ask their shareholders to vote on a variety of proposals — some have to do with how the company is governed (e.g., electing board members), some have to do with compensation (e.g., implementing a new stock option plan) and others are standard business items (e.g., confirming the Board’s appointment of an independent accounting firm).  These proposals are outlined in the proxy statement along with management’s recommendation for how shareholders should vote on each matter.

This year, we have four proposals in our proxy statement and management has recommended that shareholders vote FOR each one.  They are:

(1) Election of three directors: Alexander Cappello, Jerome Kransdorf and David Pittaway;

(2) Approval of amendments to our Certificate of Incorporation to remove certain supermajority voting requirements;

(3) Approval of amendments to our Certificate of Incorporation to allow stockholders holding not less than 80% of our outstanding shares to take action by written consent; and

(4) To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2009.

As a Shareholder of our Company, you have a say in how the Company is run.  It is a privilege to vote and important that you do so.  If you have any questions about our proposals or how to vote your shares please don’t hesitate to call or email either Debby Zurzolo or me.

Doug Benn

May 8, 2009

Dear Stockholder:

We have previously sent to you proxy materials for the Annual Meeting of Stockholders of The Cheesecake Factory Incorporated to be held on May 20, 2009.  To date we have not received your proxy. Your vote is important, no matter how many or how few shares you may own.  Please vote TODAY by telephone, or via the Internet, following the simple instructions on the enclosed card.

Thank you for your cooperation and continued support.

Very truly yours,

David Overton

Chairman of the Board and Chief Executive Officer

IMPORTANT – TIME IS SHORT!

You can vote your shares by telephone or via the Internet.

Please follow the easy instructions on the enclosed card.

If you have any questions, or need assistance in voting

your shares, please call our proxy solicitor:

INNISFREE M&A INCORPORATED

1-888-750-5834 (TOLL-FREE)